Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the registration statement No. 333-139042 (the “Registration Statement”) of Shopoff Properties Trust, Inc. and subsidiaries (the “Trust”) on Form S-11 of our report dated March 29, 2010 on the Trust’s consolidated financial statements as of December 31, 2009 and 2008, and for each of the years in the two-year period then ended.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
April 29, 2010